CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


                  IMAGING TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  FIRST: That a resolution was duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment was as follows:
RESOLVED, that the second sentence of Section (1) of Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in full as follows:

"The number of shares of Preferred Stock authorized to be issued is 10,000, par value $1,000.00 per share, and the number of shares of Common Stock authorized to be issued is 100,000,000, par value $0.005 per share."

                  SECOND: That, thereafter, the stockholders of said Corporation approved the amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law, and written notice has been given as provided in such Section 228.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

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                  FOURTH:  That the  capital  of said  Corporation  shall not be reduced under or by reason of said amendment.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested to by Brian Bonar and Gerry B. Berg, the President and the Secretary of the Corporation, respectively, this 13th day of January, 1999.

                                               BY:    /s/ Brian Bonar
                                                          ----------------------
                                                          Brian Bonar, President

ATTEST:


     /s/ Gerry B. Berg
---------------------------------
         Gerry B. Berg, Secretary


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